FIRST AMENDMENT TO LEASE
THIS FIRST AMENDMENT TO LEASE (“First Amendment”) is entered into as of September 1, 2025 (the “First Amendment Effective Date”), by and between 1430 SOUTH LOOP OWNER, LLC, a Delaware limited liability company (“Landlord”) and SENTI BIOSCIENCES, INC., a Delaware corporation (“Tenant”), with reference to the following facts:
A.    Landlord and Tenant are parties to that certain Research and Development and Laboratory Lease Agreement dated June 3, 2021 (the “Original Lease”), as modified by the Letter Agreement dated June 3, 2021, and as may be further amended from time to time (collectively, the “Lease”). Pursuant to the Lease, Landlord leases to Tenant certain space containing approximately 91,910 rentable square feet (“RSF”), consisting of the entire rentable area of the building commonly known as 1430 Harbor Bay Parkway, Alameda, California (the “Building”) (such space, the “Current Premises”).
B.    Tenant desires to surrender to Landlord a portion of the Current Premises as depicted on Exhibit A hereto (the “Reduction Space”). The Current Premises, less the Reduction Space, is referred to herein as the “Remaining Premises”. Landlord is willing to accept such partial surrender on the terms and conditions set forth herein.
C.    The parties also desire to make certain other modifications to the Lease on the terms and conditions set forth herein.
D.    Concurrently herewith, Landlord, Tenant, and GeneFab, LLC, a Delaware limited liability company (“Subtenant”), are entering into that certain First Amendment to Landlord’s Consent to Sublease (the “Consent Amendment”) amending that certain Landlord’s Consent to Sublease dated August 7, 2023, and documenting additional agreements among Landlord, Tenant, and Subtenant.
NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated herein by this reference, and the mutual covenants and agreements set forth in this First Amendment, Landlord and Tenant agree as follows:
1.Reduction. Effective as of the First Amendment Effective Date (also referred to herein as the “Reduction Date”), the Premises, as defined in the Lease, are decreased to 45,955 RSF by the elimination of the Reduction Space and consists only of the Remaining Premises. As of the Reduction Date, the Reduction Space is deemed surrendered by Tenant to Landlord and the Lease is terminated solely with respect to the Reduction Space. To the extent Tenant or GeneFab is in occupancy of any portion of the Reduction Space, Tenant shall vacate (and shall cause GeneFab to vacate) all of the Reduction Space in accordance with the terms of the Lease within four (4) weeks after the mutual execution and delivery of this First Amendment and shall fully comply with all of its obligations under the Lease with respect to the Reduction Space up to such date, including, without limitation, those provisions relating to the condition of the Reduction Space and the removal of all personal property of Tenant or GeneFab from the Reduction Space. The Reduction Space shall be surrendered to Landlord in broom-clean condition.

2.Base Rent. Effective as of the Reduction Date, the Base Rent schedule set forth in the Basic Lease Information of the Original Lease shall be replaced with the schedule set forth below, and Base Rent due and payable monthly by Tenant under the Lease shall be as set forth below:

Months of Term or Period	Monthly Base Rent
September 1, 2025 - July 31, 2026	$188,311.00
August 1, 2026 - July 31, 2027	$193,960.00
August 1, 2027 - July 31, 2028	$252,752.00
August 1, 2028 - July 31, 2029	$260,336.00
August 1, 2029 - July 31, 2030	$268,145.00
August 1, 2030 - July 31, 2031	$276,189.00
August 1, 2031 - July 31, 2032	$284,475.00
August 1, 2032 - August 31, 2032	$293,010.00

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.
3.Operating Expenses and Taxes. Tenant shall remain obligated to pay all Additional Rent and other sums and charges provided in the Lease with respect to the Premises, except that, effective as of the Reduction Date, Tenant’s Proportionate Share shall be 50%. However, Tenant shall continue to pay for 100% of the utilities servicing the Building until the Reduction Space is occupied by another tenant, occupant, user or third party.
4.Improvements to Premises; Parking.
(a)Condition of Premises. Tenant is in possession of the Premises and accepts the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to: (i) perform any alterations, additions, repairs or improvements (except solely for Landlord’s Work (as hereinafter defined)), (ii) fund or otherwise pay for any alterations, additions, repairs or improvements to the Premises, or (iii) grant Tenant any free rent, concessions, credits or contributions of money with respect to the Premises.
(b)Demising Work. Landlord, at Landlord’s sole cost and expense, shall demise the Remaining Premises from the Reduction Space and perform any associated work to reconfigure the Building as a multi-tenant building, using Building-standard materials and finishes in compliance with all necessary permits or approvals from the applicable governing agencies (the foregoing work being referred to as “Landlord’s Work”). As part of Landlord’s Work, and to the extent required by applicable code, Landlord will provide an egress corridor so that Tenant (or Subtenant) will not be required to exit through another tenant’s demised space.
(c)Timing; Logistics; Access. Landlord will perform Landlord’s Work in the Premises following the First Amendment Effective Date. Landlord shall, in good faith, endeavor to provide Tenant with periodic updates on the status and progress of the Landlord’s Work and provide written notice (which may be via e-mail) promptly after Landlord becomes aware of any delays or problems relating to the construction or that might otherwise adversely impact Tenant’s operations. Tenant acknowledges that such work may occur during and outside of normal business hours and that certain portions of the Premises may be temporarily inaccessible to Tenant. To the extent Tenant’s fixtures, furnishings, equipment, or other personal property must be temporarily relocated to facilitate Landlord’s Work, Landlord and Tenant will reasonably cooperate to coordinate such relocation. Tenant further acknowledges that Landlord’s Work will occur concurrently with Tenant’s occupancy of the Premises. Accordingly, Landlord, and Landlord’s employees, agents, and contractors, shall have access to the Premises at all times, without prior notice, for the purpose of performing Landlord’s Work. Tenant understands that the areas of the Premises it occupies will not be separated from areas where Landlord’s Work is being performed and that construction activities may result in noise, dust, or other inconveniences. Landlord shall not be liable for any inconvenience, annoyance, or interference with Tenant’s use of the Premises, or for any damage to Tenant’s property or business, arising from the performance of Landlord’s Work. The performance of Landlord’s Work and Landlord’s access to the Premises shall not constitute a denial of access, interference with Tenant’s use, or grounds for abatement of Rent or any other compensation. Landlord will use commercially reasonable efforts to minimize disruption to Tenant’s business to the extent reasonably feasible, but shall not be required to employ overtime or other premium-pay labor.
(d)Parking. Commencing on the First Amendment Effective Date, and subject to the parking provisions in the Lease, the number of parking spaces to which Tenant is entitled shall be reduced by the proportionate reduction in the RSF of the Premises.
5.Letter of Credit Draw; Adjustment to Letter of Credit Amount.
(a)The parties acknowledge that Tenant previously delivered to Landlord a Letter of Credit in the current amount of $2,760,000.
(b)Notwithstanding anything to the contrary in the Lease, Landlord shall have the right, immediately upon entering into this First Amendment, to draw down on the Letter of Credit in the amount of $2,000,000 (the “Premises Reduction Fee”). Upon any such draw, the proceeds shall be paid to and may be retained by Landlord free and clear of any obligation to apply, refund, or credit such amounts to Tenant under the Lease or otherwise, it being agreed that such amount shall be Landlord’s property upon receipt. The parties acknowledge and agree that the Premises Reduction Fee constitutes bargained-for consideration for Landlord’s agreement to reduce the Premises and the related reduction of Tenant’s rental obligations under the Lease, and that Landlord would not have agreed to the reduction of the Premises but for the contemporaneous payment of the Premises Reduction Fee. The Premises Reduction Fee further reimburses Landlord for all design, construction, and reconfiguration costs incurred in connection with converting the Building from a single-tenant building to a multi-tenant building, for which Landlord has not previously billed Tenant. The Premises Reduction Fee is not intended, and shall not be construed, as compensation for lost rent, liquidated damages, or damages of any kind, nor as compensation for any amounts previously due and payable from Tenant to Landlord.
(c)Effective immediately upon Landlord’s draw of such $2,000,000, and notwithstanding anything to the contrary in the Lease, the Letter of Credit Amount required to be maintained by Tenant under the Lease shall be reduced to $760,000 for the remainder of the Term, and Tenant shall cause the Letter of Credit to be amended, reissued, or replaced, as applicable, to reflect such reduced amount within thirty (30) days following Landlord’s $2,000,000 draw for the Premises Reduction Fee.
6.Notice Addresses. Landlord’s Addresses in the “Basic Lease Information” section of the Lease are hereby updated as follows:

Landlord: CBRE, Inc. 415 Mission Street, Suite 4600 San Francisco, CA 94105 Attention: Mary Wiese Email: Mary.Wiese@cbre.com with a copy to: 1430 South Loop Owner, LLC c/o Invesco Real Estate 2300 N. Field Street, Suite 1200 Dallas, TX 75201 Attention: The Loop at Harbor Bay Asset Manager
with a copy to: Shartsis Friese LLP 425 Market Street, 11th Floor San Francisco, California 94941 Attention: Scott Schneider Email: sschneider@sflaw.com

7.Confidentiality. Tenant shall not disclose the terms of this First Amendment, including the Base Rent and any other provisions that affect the economic interests of Tenant or Landlord, to any third party. Notwithstanding the foregoing, Tenant may disclose such information to its agents, accountants, attorneys, and lenders, or as required by applicable law, regulation, subpoena, or court order.
8.Miscellaneous.
(a)This First Amendment and the attached exhibits, which are hereby incorporated into and made a part of this First Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.
(b)Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.
(c)In the case of any inconsistency between the provisions of the Lease and this First Amendment, the provisions of this First Amendment shall govern and control.
(d)Submission of this First Amendment by Landlord is not an offer to enter into this First Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this First Amendment until Landlord has executed and delivered the same to Tenant.

(e)Capitalized terms used in this First Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this First Amendment.
(f)TENANT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE PROTECTIONS OF CALIFORNIA CIVIL CODE SECTION 1938. IF SUCH WAIVER IS NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE FOLLOWING PROVISIONS SHALL APPLY. The Premises have not been issued a disability access inspection certificate or undergone inspection by a Certified Access Specialist (CASp). The following notice is given pursuant to California Civil Code Section 1938. “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” If Tenant elects to perform a CASp inspection, Tenant will provide written notice to Landlord, and Landlord may elect, in Landlord’s sole discretion, to retain a CASp to perform the inspection. If Landlord does not so elect, the time and manner of the CASp inspection is subject to the prior written approval of Landlord. In either event, the payment of the fee for the CASp inspection shall be borne by Tenant. The cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises shall be allocated as provided in Section 5 of the Original Lease.
(g)Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this First Amendment. Tenant agrees to defend, indemnify and hold Landlord harmless from all claims of any brokers claiming to have represented Tenant in connection with this First Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this First Amendment. Landlord agrees to indemnify and hold Tenant harmless from all claims of any brokers claiming to have represented Landlord in connection with this First Amendment.
(h)Each party represents and warrants that the individual signing this First Amendment on its behalf has full authority to execute and deliver this First Amendment on such party’s behalf.
(i)Each party represents and warrants to the other that it is currently in compliance with and shall at all times during the Extended Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.
(j)Tenant hereby represents and warrants to Landlord that: (i) the Lease is in full force and effect and constitutes a valid, binding, and enforceable obligation of Tenant; (ii) no default by Landlord exists under the Lease, and no event has occurred that, with the passage of time, the giving of notice, or both, would constitute a default by Landlord; (iii) Tenant has no claims, counterclaims, defenses, offsets, or rights of deduction against Landlord in connection with the Lease, the Premises, or this First Amendment; and (iv) Tenant is not entitled to any concession, rebate, abatement, allowance, or free rent of any kind for any period following the Reduction Date. Tenant acknowledges that Landlord is entering into this First Amendment and the Consent Amendment in reliance upon the foregoing representations and warranties, each of which shall survive the execution and delivery of this First Amendment and the Consent Amendment.
(k)This First Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This First Amendment may be executed in “pdf” format and each party has the right to rely upon a pdf counterpart of this First Amendment signed by the other party to the same extent as if such party had received an original counterpart. THE PARTIES HERETO CONSENT AND AGREE THAT THIS FIRST AMENDMENT MAY BE SIGNED AND/OR TRANSMITTED USING ELECTRONIC SIGNATURE TECHNOLOGY (E.G., VIA DOCUSIGN OR SIMILAR ELECTRONIC SIGNATURE TECHNOLOGY), AND THAT SUCH SIGNED ELECTRONIC RECORD WILL BE VALID AND AS EFFECTIVE TO BIND THE PARTY SO SIGNING AS A PAPER COPY BEARING SUCH PARTY’S HAND-WRITTEN SIGNATURE.  THE PARTIES FURTHER CONSENT AND AGREE THAT (1) TO THE EXTENT A PARTY SIGNS THIS FIRST AMENDMENT USING ELECTRONIC SIGNATURE TECHNOLOGY, BY CLICKING “SIGN,” SUCH PARTY IS SIGNING THIS FIRST AMENDMENT ELECTRONICALLY, AND (2) THE ELECTRONIC SIGNATURES APPEARING ON THIS AMENDMENT WILL BE TREATED, FOR PURPOSES OF VALIDITY, ENFORCEABILITY AND ADMISSIBILITY, THE SAME AS HAND-WRITTEN SIGNATURES.
9.Conditions Precedent. Notwithstanding anything to the contrary in this First Amendment, the effectiveness of this First Amendment is expressly conditioned upon satisfaction of each of the following conditions precedent:
(a)Tenant shall pay, or cause Subtenant to pay, the Reduction & Recognition Fee (as defined in the Consent Amendment) to Landlord on or before the R&R Fee Deadline (as defined in the Consent Amendment). Time is of the essence with respect to such payment, and Tenant assumes all risk of nonpayment, delay, or failure of delivery for any reason. If Landlord does not receive the Reduction & Recognition Fee on or before the R&R Fee Deadline (and such failure continues for more than ten (10) days following delivery of notice thereof to Tenant), or if the Consent Amendment is rescinded pursuant to its terms, then this First Amendment shall be deemed null and void ab initio and of no force or effect; provided, however, that: (i) Section 5 above and this Section 9 shall survive and continue in full force and effect, and shall be binding on the parties, notwithstanding such nonreceipt or rescission; (ii) Landlord shall have no obligation to undo or restore any Landlord’s Work; and (iii) in accordance with Section 19(d) of the Original Lease, Landlord may apply any Rent payments made by Tenant in connection with the execution of this First Amendment to Rent as Landlord determines, irrespective of any designation or request by Tenant as to the items to which such payments are to be credited.
(b)No case under Title 11 of the United States Code, nor any other insolvency, receivership, assignment for the benefit of creditors, or similar proceeding, shall be commenced by or against Tenant prior to the date that is ninety-one (91) days after the date on which Landlord receives the Premises Reduction Fee; or, if any such case or proceeding is filed within the time specified in the preceding clause, Tenant shall have (i) unequivocally assumed or (ii) ratified pursuant to an order of the applicable court, this First Amendment within thirty (30) days after the occurrence of the event giving rise to the applicability of this subsection. If this condition is not satisfied, then this First Amendment shall be deemed executory and unperformed, the Lease shall remain in full force and effect as though this First Amendment had never been executed, and the Premises Reduction Fee shall be deemed Unused Proceeds and held as an additional security under Section 6(c) of the Original Lease.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this First Amendment as of the First Amendment Effective Date.
LANDLORD:

1430 SOUTH LOOP OWNER, LLC.
a Delaware limited liability company
By:	/s/ Kevin Pirozzoli
	Name:	Kevin Pirozzoli
	Title:	Vice President

TENANT:

SENTI BIOSCIENCES, INC.
a Delaware corporation
By:	/s/ Tim Lu, M.D., Ph.D.
	Name:	Tim Lu, M.D., Ph.D.
	Title:	Chief Executive Officer

EXHIBIT A
FLOOR PLAN SHOWING REDUCTION
SPACE AND REMAINING PREMISES

REDUCTION SPACE
B-1
B-1.5
B-2
B-2.5
B-3
B-3.5
B-4
B-4.5
B-5
B-5.5
B-6
B-6.5
B-7
B-7.5
B-8
B-8.5
B-A
B-B
B-C
B-D
B-D.5
B-E
AE101.3 / 1
AE101.2 / 1
AE101.1 / 1

1 OVERALL FLOOR PLAN - LEVEL 1

B-3.5
B-4
B-4.5
B-5
B-1
B-1.5
B-2
B-2.5
B-3
B-5.5
B-6
B-6.5
B-7
B-7.5
B-8
B-A
B-B
B-C
B-D.5
B-E
HIGH BAY AREA
HIGH BAY AREA
REDUCTION SPACE

1 OVERALL FLOOR PLAN - MEZZANINE, WALKABLE CEILING, AND MECHANICAL EQUIPMENT PLATFORM